    As filed with the Securities and Exchange Commission on December 14, 2001
                           Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933

                           ---------------------------

                                 PartnerRe Ltd.
             (Exact name of registrant as specified in its charter)

               Bermuda                               Not Applicable
   (state or other jurisdiction of      (I.R.S. Employer Identification Number)
   incorporation or organization)

                                                    c/o Scott D. Moore
          96 Pitts Bay Road                    PartnerRe U.S. Corporation
           Pembroke HM 08                         One Greenwich Plaza
               Bermuda                          Greenwich, CT 06830-6352
           (441) 292-0888                            (203) 485-4200
  (Address, including zip code, and     (Name, address, including zip code, and
          telephone number,                        telephone number,
including area code, of Registrant's       including area code, of agent for
    principal executive offices)                        service)

                           ---------------------------

                            PartnerRe Finance II Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                Applied For
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                                                   c/o Scott D. Moore
   c/o PartnerRe U.S. Corporation              PartnerRe U.S. Corporation
         One Greenwich Plaza                      One Greenwich Plaza
      Greenwich, CT 06830-6352                  Greenwich, CT 06830-6352
           (203) 485-4200                            (203) 485-4200
  (Address, including zip code, and     (Name, address, including zip code, and
          telephone number,                        telephone number,
including area code, of Registrant's       including area code, of agent for
    principal executive offices)                        service)

                           ---------------------------

                           PartnerRe Capital Trust II
       (Exact name of registrant as specified in its certificate of trust)

              Delaware                                Applied For
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                                                    c/o Scott D. Moore
   c/o PartnerRe U.S. Corporation              PartnerRe U.S. Corporation
         One Greenwich Plaza                      One Greenwich Plaza
      Greenwich, CT 06830-6352                  Greenwich, CT 06830-6352
           (203) 485-4200                            (203) 485-4200
  (Address, including zip code, and     (Name, address, including zip code, and
          telephone number,                        telephone number,
including area code, of Registrant's       including area code, of agent for
    principal executive offices)                        service)

                           ---------------------------

                           PartnerRe Capital Trust III
       (Exact name of registrant as specified in its certificate of trust)

              Delaware                                Applied For
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)
                                                   c/o Scott D. Moore
   c/o PartnerRe U.S. Corporation              PartnerRe U.S. Corporation
         One Greenwich Plaza                      One Greenwich Plaza
      Greenwich, CT 06830-6352                  Greenwich, CT 06830-6352
           (203) 485-4200                            (203) 485-4200
  (Address, including zip code, and     (Name, address, including zip code, and
          telephone number,                        telephone number,
including area code, of Registrant's       including area code, of agent for
    principal executive offices)                        service)

                                   Copies to:

                Albert A. Benchimol                   John S. D'Alimonte, Esq.
Executive Vice President & Chief Financial Officer    Willkie Farr & Gallagher
                 96 Pitts Bay Road                       787 Seventh Avenue
                  Pembroke HM 08                         New York, NY 10019
                      Bermuda                              (212) 728-8000
                  (441) 292-0888

                           ---------------------------

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                     Proposed
                                                                      maximum
                                                                     offering      Proposed maximum      Amount of
           Title of each class of                  Amount to be      price per    aggregate offering   registration
         securities to be registered              registered(1)        unit             price               fee
--------------------------------------------    -----------------   -----------  -------------------- --------------
Common Shares (5)...........................
Preferred Shares (6)........................
Depositary Shares (7).......................
Debt Securities (8).........................
Warrants to Purchase Common or Preferred
   Shares...................................

Warrants to Purchase Debt Securities........
Share Purchase Contracts....................

Share Purchase Units (9)....................
Debt Securities of PartnerRe Finance II
   Inc. (10)................................
Guarantee of Debt Securities of PartnerRe
   Finance II Inc. (11).....................

Preferred Securities of PartnerRe Capital
   Trust II.................................

Preferred Securities of PartnerRe Capital
   Trust III................................

Guarantee of Preferred Securities of
   Capital Trust II and certain backup
   undertakings (12)........................
Guarantee of Preferred Securities of
   Capital Trust III and certain backup
   undertakings (12)........................
     Total:                                     $600,000,000(2)          100%(3)   $600,000,000(2)(3)     $143,400(4)
====================================================================================================================

(1) These offered securities may be sold separately, together or as units with other offered securities.

(2) Such indeterminate number or amount of common shares, preferred shares, depositary shares, debt securities, warrants, share purchase contracts and share purchase units of PartnerRe, debt securities of PartnerRe Finance II, preferred securities of Capital Trust II and preferred securities of Capital Trust III as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies. In no event will the aggregate maximum offering price of all securities issued by PartnerRe, PartnerRe Finance II, Capital Trust II and Capital Trust III pursuant to this Registration Statement exceed $600,000,000, or if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $600,000,000.

(3) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preferred shares or debt securities that are issued by PartnerRe or PartnerRe

         Finance II upon conversion or exchange of debt securities, preferred shares, preferred securities or depositary shares registered hereunder.

(4) The amount of securities being registered represents the maximum amount of securities that are expected to be offered for sale.

(5) Also includes such presently indeterminate number of common shares as may be issued by PartnerRe (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.

(6) Also includes such presently indeterminate number of preferred shares as may be issued by PartnerRe (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to share purchase contracts.

(7) To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preferred share.

(8) Subject to Note (2), such indeterminate principal amount of debt securities (which may be senior or subordinated).

(9) Each share purchase unit consists of (a) a share purchase contract under which the holder, upon settlement, will purchase an indeterminate number of common shares and (b) a beneficial interest in debt securities, preferred securities, or debt obligations of third parties purchased with the proceeds from the sale of the share purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such common shares. No separate consideration will be received for the share purchase contract or the related beneficial interests.

(10) Subject to Note (2), such indeterminate principal amount of debt securities (which may be senior, subordinated or junior subordinated debt securities issued to a Capital Trust).

(11) No separate consideration will be received for the guarantees of the debt securities issued by PartnerRe Finance II.

(12) No separate consideration will be received for the guarantees of the preferred securities issued by Capital Trust II or Capital Trust III. The guarantees include the rights of holders of the preferred securities under the guarantees and certain backup undertakings, comprised of obligations of PartnerRe as guarantor of the junior subordinated debt securities under a junior subordinated indenture, any supplemental indentures thereto and any related guarantee agreement and under the applicable trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of Capital Trust II and/or Capital Trust III, as described in the Registration Statement. All obligations under the applicable trust agreement, including the indemnity obligation, are included in the back-up undertakings.

                           ---------------------------

          The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 14, 2001

PROSPECTUS
----------

                                  $600,000,000

                                 PartnerRe Ltd.

Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants to
   Purchase Common Shares, Warrants to Purchase Preferred Shares, Warrants to Purchase Debt Securities, Share Purchase Contracts and Share Purchase Units

                            PartnerRe Finance II Inc.

                                 Debt Securities
                      Fully and Unconditionally Guaranteed

                                       by

                                 PartnerRe Ltd.

                           PartnerRe Capital Trust II
                           PartnerRe Capital Trust III

                              Preferred Securities
 Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by

                                 PartnerRe Ltd.

     We, PartnerRe Finance II Inc., PartnerRe Capital Trust II and/or PartnerRe Capital Trust III may offer and sell from time to time:

     o    common shares;

     o    preferred shares;

     o    depositary shares representing preferred shares or common shares;

     o warrants to purchase common shares, preferred shares or debt securities;

     o    senior or subordinated debt securities of ours;

     o senior, subordinated or junior subordinated debt securities of PartnerRe Finance II which we will guarantee;

     o preferred securities of Capital Trust II and/or Capital Trust III which we will guarantee; and

     o    share purchase contracts and share purchase units.

     We, PartnerRe Finance II Inc., PartnerRe Capital Trust II or PartnerRe Capital Trust III, as applicable, will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

     We, PartnerRe Finance II Inc., PartnerRe Capital Trust II or PartnerRe Capital Trust III may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

     Our common shares are traded on the New York Stock Exchange under the symbol "PRE." On December 13, 2001, the closing price of the common shares, as reported by the New York Stock Exchange, was $48.86 per share.

     Investing in our securities involves certain risks. See "Risk Factors" on page 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this prospectus is _____.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE, PARTNERRE FINANCE II INC., PARTNERRE CAPITAL TRUST II NOR PARTNERRE CAPITAL TRUST III HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, PARTNERRE FINANCE II INC., PARTNERRE CAPITAL TRUST II AND PARTNERRE CAPITAL TRUST III ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     For North Carolina investors: the offered securities have not been approved or disapproved by the Commissioner of Insurance for the State of North Carolina, nor has the Commissioner of Insurance ruled upon the accuracy or the adequacy of this document. Buyers in North Carolina understand that neither we nor our subsidiaries are licensed in North Carolina pursuant to chapter 58 of the North Carolina General Statutes, nor could we or our subsidiaries meet the basic admissions requirements imposed by such chapter at the present time.

     Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

     In this prospectus, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
WHERE YOU CAN FIND MORE INFORMATION.................................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................................................2

ABOUT THIS PROSPECTUS...............................................................................3

PARTNERRE LTD.......................................................................................4

PARTNERRE FINANCE...................................................................................4

THE CAPITAL TRUSTS..................................................................................5

RISK FACTORS........................................................................................6

FORWARD-LOOKING STATEMENTS..........................................................................6

USE OF PROCEEDS.....................................................................................7

RATIO OF EARNINGS TO FIXED CHARGES  AND PREFERRED SHARE DIVIDENDS OF PARTNERRE......................7

GENERAL DESCRIPTION OF THE OFFERED SECURITIES.......................................................7

DESCRIPTION OF OUR CAPITAL SHARES...................................................................8

DESCRIPTION OF THE DEPOSITARY SHARES...............................................................16

DESCRIPTION OF THE DEBT SECURITIES.................................................................18

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES ISSUED TO THE CAPITAL TRUSTS.........36

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES......................................................39

DESCRIPTION OF THE WARRANTS TO PURCHASE  COMMON SHARES OR PREFERRED SHARES.........................41

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES............................................43

DESCRIPTION OF THE TRUST PREFERRED SECURITIES......................................................44

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES...........................................53

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS  AND THE SHARE PURCHASE UNITS..........................57

PLAN OF DISTRIBUTION...............................................................................58

LEGAL OPINIONS.....................................................................................60

EXPERTS............................................................................................60

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS.......................60

                       WHERE YOU CAN FIND MORE INFORMATION

General

     We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the common shares, preferred shares, debt securities, debt securities guarantees, depositary shares, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantees described in this prospectus. This prospectus is a part of the Registration Statement, but the Registration Statement also contains additional information and exhibits.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may inspect and copy any of these materials at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference room. Our filings with the Commission are also available from the Commission's website located at http://www.sec.gov.

     Additionally, our common shares, our 8% Series A Cumulative Preferred Shares, our 8% Premium Equity Participating Security Units and the 7.90% Preferred Securities of PartnerRe Capital Trust I, a Delaware trust of which we own all of the common securities, are each listed on the New York Stock Exchange, so our reports can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, 17th Floor, New York, New York 10005.

PartnerRe Finance II ("PartnerRe Finance")

     There are no separate financial statements of PartnerRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of PartnerRe Finance because:

     o we, a reporting company under the Exchange Act, own indirectly all of the outstanding capital stock of PartnerRe Finance;

     o PartnerRe Finance has no independent operations or proposals to engage in any activity other than issuing debt securities and applying the proceeds as described in "Use of Proceeds;" and

     o the obligations of PartnerRe Finance under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See "Description of the Debt Securities Guarantees."

     PartnerRe Finance is not currently subject to the information reporting requirements of the Exchange Act and will not become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

Capital Trust II and Capital Trust III (the "Capital Trusts")

     There are no separate financial statements of the Capital Trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of either of the Capital Trusts because:

     o we, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Capital Trust;

     o each Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of such Capital Trust and investing the proceeds in junior subordinated debt securities issued by PartnerRe Finance which will be guaranteed by us; and

     o the obligations of each Capital Trust under the preferred securities issued by it will be guaranteed by us. See "Description of the Trust Preferred Securities Guarantees."

     Neither Capital Trust II nor Capital Trust III is currently subject to the information reporting requirements of the Exchange Act and neither of them will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering (including any documents filed after the date of this prospectus and prior to the effectiveness of the Registration Statement) shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

     (1)  our Annual Report on Form 10-K for the year ended December 31, 2000;

     (2) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     (3) the description of our common shares set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 and October 24, 1996, including any amendment or report for the purpose of updating such description;

     (4) the description of our 8% Series A Cumulative Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on June 20, 1997, including any amendment or report for the purpose of updating such description;

     (5) the description of our 5.61% Series B Cumulative Redeemable Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on November 14, 2001, including any amendment or report for the purpose of updating such description;

     (6) the description of our 8% Premium Equity Participating Security Units set forth in our registration statement filed under the Exchange Act on Form 8-A on November 14, 2001, including any amendment or report for the purpose of updating such description;

     (7) the description of the 7.90% Preferred Securities of PartnerRe Capital Trust I set forth in a registration statement filed by us and PartnerRe Capital Trust I under the Exchange Act on Form 8-A on November 14, 2001, including any amendment or report for the purpose of updating such description; and

     (8) our Current Reports on Form 8-K dated September 25, 2001, October 3, 2001, October 29, 2001, November 13, 2001 and November 28, 2001.

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits) call or write us at the following address:
PartnerRe Ltd., Attn: General Counsel, 96 Pitts Bay Road, Pembroke HM08, Bermuda, (441) 292-0888.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we, PartnerRe Finance and the Capital Trusts have filed with the Commission using a "shelf" registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantees, warrants, share purchase contracts, share purchase units, preferred securities and preferred securities guarantees described in this prospectus. This means:

     o we, PartnerRe Finance and the Capital Trusts may issue any combination of securities covered by this prospectus from time to time, up to a total initial offering price of $600,000,000;

     o we, PartnerRe Finance and the Capital Trusts, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

     o the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

     This prospectus provides you with a general description of the securities we, PartnerRe Finance or a Capital Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, PartnerRe Finance, the Capital Trusts and the offered securities, please refer to the registration statement. Each time we, PartnerRe Finance or a Capital Trust sells securities, the issuer will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." All references to "we," "us," "our" or "PartnerRe" refer to PartnerRe Ltd.

                                 PARTNERRE LTD.

Overview

     PartnerRe Ltd., also referred to as "PartnerRe," is a Bermuda company with its registered and principal executive offices located at 96 Pitts Bay Road, Pembroke HM 08, Bermuda. Our telephone number is (441) 292-0888. We provide multi-line reinsurance to insurance companies on a worldwide basis through our wholly owned subsidiaries, Partner Reinsurance Company Ltd., PartnerRe SA (formerly known as SAFR PartnerRe) and Partner Reinsurance Company of the U.S. Risks insured include property, catastrophe, agriculture, automobile, casualty, marine, aviation and space, credit and surety, technical and miscellaneous lines and life/annuity and health.

     We currently have approximately 1,900 clients in 122 countries who are principally served from locations in Bermuda, Hong Kong, Greenwich (Connecticut), Oslo, Paris, Seoul, Singapore, Tokyo, Toronto and Zurich. Our reinsurance operations are carried out by Partner Reinsurance Company Ltd. in Bermuda (which also operates branches in Switzerland, Singapore, Labuan and Hong
Kong), PartnerRe SA in Paris and Partner Reinsurance Company of the U.S. in Greenwich (Connecticut).

Recent Significant Events

     On November 21, 2001, we issued 4,000,000 of our 8% Premium Equity Participating Security Units ("PEPS Units") to the public in an underwritten offering, for an aggregate amount of $200,000,000. We intend to use the net proceeds from this offering for general corporate purposes. For a description of the PEPS Units, see "Description of Our Capital Shares--PEPS Units" below.

     On November 21, 2001, PartnerRe Capital Trust I, a Delaware trust of which we own all of the common securities, issued $200,000,000 of its 7.90% preferred securities to the public in an underwritten offering. We have agreed to guarantee payments due on these preferred securities to the extent that PartnerRe Capital Trust I has funds on hand available for such payment. PartnerRe Capital Trust I used all of the proceeds from the sale of the preferred securities and common securities to purchase an equal principal amount of 7.90% junior subordinated debt securities from PartnerRe Finance I Inc., a Delaware corporation of which we indirectly own all the capital stock. We have agreed to fully and unconditionally guarantee all obligations of PartnerRe Finance I Inc. under the junior subordinated debt securities. PartnerRe Finance I Inc. intends to loan the net proceeds from the sale of the junior subordinated debt securities to its parent, PartnerRe U.S. Corporation, a Delaware corporation of which we indirectly own all the capital stock. PartnerRe U.S. Corporation intends to use the proceeds from this offering for general corporate purposes.

Other Information

     For further information regarding PartnerRe, including financial information, you should refer to our recent filings with the Commission.

                                PARTNERRE FINANCE

     PartnerRe Finance II Inc., also referred to as "PartnerRe Finance," is a newly formed Delaware corporation, with its principal executive offices located at c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, Connecticut 06830-6352. PartnerRe Finance's telephone number is (203) 485-4200. PartnerRe Finance is an indirect, wholly-owned subsidiary of PartnerRe that was created solely for the purpose of issuing from time to time senior and subordinated debt securities and issuing junior subordinated debt securities to a capital trust.

                               THE CAPITAL TRUSTS

     PartnerRe Capital Trust II, also referred to as "Capital Trust II," and PartnerRe Capital Trust III, also referred to as "Capital Trust III," are statutory business trusts each created under Delaware law pursuant to (1) a trust agreement executed by PartnerRe Finance, as sponsor of each Capital Trust, and the Capital Trustees for such Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on December 11, 2001. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Each Capital Trust exists for the exclusive purposes of:

     o issuing and selling preferred securities and common securities that represent undivided beneficial interests in the assets of such Capital Trust;

     o using the proceeds from the sale of its preferred securities and common securities to acquire junior subordinated debt securities issued by PartnerRe Finance and guaranteed by us; and

     o engaging in only those other activities necessary or incidental to the issuance and sale of its preferred securities and common securities.

     The common securities of each Capital Trust, all of which will be directly or indirectly owned by PartnerRe Finance, will rank equally, and payments will be made thereon pro rata, with the preferred securities of such Capital Trust, except that, if an event of default under the applicable restated trust agreement has occurred and is continuing, the rights of the holders of the common securities of such Capital Trust to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities of such Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, PartnerRe Finance will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Capital Trust. Each of the Capital Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

     Unless otherwise disclosed in the related prospectus supplement, each Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the applicable restated trust agreement. Unless otherwise disclosed in the applicable prospectus supplement, each Capital Trust's business and affairs will be conducted by the trustees (the "Capital Trustees") appointed by PartnerRe Finance, as the direct or indirect holder of all of the common securities of such Capital Trust. The holder of the common securities of each Capital Trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of such Capital Trust. The duties and obligations of the Capital Trustees of each Capital Trust will be governed by the restated trust agreement of such Capital Trust.

     Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the "Administrative Trustees") of each Capital Trust will be persons who are employees or officers of or affiliated with PartnerRe Finance. One Capital Trustee of each Capital Trust will be a financial institution (the "Property Trustee") that is not affiliated with PartnerRe Finance. Each Property Trustee will have a minimum amount of combined capital and surplus of not less than $50,000,000, and shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of each Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). We or one of our affiliates will pay all fees and expenses related to each Capital Trust and the offering of preferred securities and common securities by such Capital Trust.

     The office of the Delaware Trustee for each Capital Trust in the State of Delaware is located at c/o Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, OPS4--3rd Floor, Newark, Delaware 19173. The principal executive offices for each Capital Trust is located at c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, CT 06830-6352. The telephone number for both Capital Trusts is (203) 485-4200.

                                  RISK FACTORS

     Before you invest in our securities or those issued by PartnerRe Finance or the Capital Trusts, you should carefully consider the risks involved. Accordingly, you should carefully consider:

     o the information contained in or incorporated by reference into this prospectus;

     o information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

     o the risks described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2001, which is incorporated by reference in this prospectus; and

     o other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the Commission.

                           FORWARD-LOOKING STATEMENTS

     Any statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in such forward-looking statements.

     These uncertainties and other factors (which we describe in more detail elsewhere in this prospectus and in our SEC filings that we have incorporated by reference) include, but are not limited to:

     (1) the occurrence of catastrophic events with a frequency or severity exceeding our expectations;

     (2) a decrease in the level of demand for reinsurance and/or an increase in the supply of reinsurance capacity;

     (3) increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

     (4) actual losses and loss expenses exceeding our loss reserves, which are necessarily based on actuarial and statistical projections of ultimate losses;

     (5) changes in the cost, availability and performance of retrocessional reinsurance, including the ability to collect reinsurance recoverables;

     (6)  concentration risk in dealing with a limited number of brokers;

     (7) developments in and risks associated with global financial markets which could affect our investment portfolio;

     (8)  changing rates of inflation and other economic conditions;

     (9)  losses due to foreign currency exchange rate fluctuations; or

     (10) changes in the legal or regulatory environments in which we operate, including the passage of federal or state legislation subjecting Partner Reinsurance Company Ltd. or PartnerRe SA to supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate.

     The foregoing review of important factors should not be construed as exhaustive.

     The words "believe," "anticipate," "estimate," "project," "plan," "expect," "intend," "hope," "will likely result," "outlook," "will continue" or words of similar impact generally involve forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

     The net proceeds from the sale of preferred securities by each Capital Trust will be used to purchase junior subordinated debt securities of PartnerRe Finance. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by PartnerRe or PartnerRe Finance will be used for working capital, capital expenditures, acquisitions or other general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED SHARE DIVIDENDS OF PARTNERRE

     For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).

                                                     Nine Months
                                                        Ended
                                                    September 30,              Fiscal Year Ended December 31,
                                                   --------------     -----------------------------------------------
                                                   2001      2000     2000     1999     1998      1997        1996
                                                   ----      ----     ----     ----     ----      ----        ----
Ratio of Earnings to Fixed Charges.........        NM(1)     8.48x    7.12x    4.25x   94.88x    348.86x    2,498.25x

Ratio of Earnings to Combined Fixed
 Charges and Preferred Share Dividends.....        NM(1)     3.77x    3.18x    1.87x   12.20x     27.88x    2,498.25x

Deficiency of Earnings to Fixed Charges (2)....................   $257.8 million
Deficiency of Earnings to Combined Fixed Charges and
 Preferred Share Dividends (2).................................   $272.8 million

(1) NM: not meaningful. The ratios for the nine-month period ended September 30, 2001 are not meaningful due to the net loss which PartnerRe reported for the period, which included losses related to the terrorist attacks of September 11, 2001. Further information regarding the impact of these attacks on PartnerRe's financial results can be found in the documents incorporated by reference herein.
(2) Represents additional earnings that would be necessary to result in a one-to-one coverage ratio.

     Neither PartnerRe Finance nor the Capital Trusts had any operations during the periods set forth above.

                  GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     We may from time to time offer under this prospectus, separately or together:

     o    common shares;

     o    preferred shares;

     o depositary shares, each representing a fraction of a share of common shares or a particular series of preferred shares;

     o    unsecured senior or subordinated debt securities;

     o    warrants to purchase common shares;

     o    warrants to purchase preferred shares;

     o    warrants to purchase debt securities;

     o    share purchase contracts to purchase common shares; and

     o share purchase units, each representing ownership of a share purchase contract and, as security for the holder's obligation to purchase common shares under the share purchase contract, any of (1) our debt obligations, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of any of the Capital Trusts.

     PartnerRe Finance may from time to time offer unsecured senior, subordinated or junior subordinated debt securities, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

     Each of Capital Trust II and Capital Trust III may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

     The aggregate initial offering price of these offered securities will not exceed $600,000,000.

                        DESCRIPTION OF OUR CAPITAL SHARES

     The following is a summary of certain provisions of (i) our Memorandum of Association and Bye-Laws, which documents set forth certain terms of our capital stock, (ii) the Certificate of Designation, Preferences and Rights setting forth certain terms of our 8% Series A Cumulative Preferred Shares (the "Series A Preferred Shares") and (iii) the Certificate of Designation, Preferences and Rights setting forth certain terms of our 5.61% Series B Cumulative Redeemable Preferred Shares (the "Series B Preferred Shares"). Because this summary is not complete, you should refer to our Memorandum of Association and Bye-Laws and the Certificate of Designation of each series of our preferred shares for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of our Memorandum of Association and Bye-Laws and such Certificates of Designation are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of our Memorandum of Association, Bye-Laws or Certificates of Designation, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

     Our authorized share capital consists of 100,000,000 common shares, par value $1.00 per share, 10,000,000 Series A Preferred Shares, 4,000,000 Series B Preferred Shares and 6,000,000 undesignated shares, par value $1.00 per share. As of November 30, 2001, approximately 50,134,680 common shares were issued and outstanding, 10,000,000 Series A Preferred Shares were issued and outstanding and 4,000,000 Series B Preferred Shares were issued and outstanding. We also have issued and outstanding Class B warrants (the "Warrants") to purchase 1,355,746 common shares, and 4,000,000 PEPS Units, which require the holder thereof to purchase, and us to sell to such holder, a variable number of our common shares. See "--Warrants and--PEPS Units."

Common Shares

     Our common shares are listed on the New York Stock Exchange under the symbol "PRE." The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Our common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or the Memorandum of Association or the Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

     Under the Bye-Laws, the holders of common shares have no redemption, conversion or sinking fund rights. Subject to the voting restrictions set forth above, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of our liquidation, dissolution, or winding-up, the holders of common shares are entitled to share equally and ratably in the assets of PartnerRe, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred shares.

     Other than as required by Bermuda law or in respect of alteration of class rights and reporting requirements and certain procedural matters, all actions by our shareholders are decided by a simple majority of votes cast.

     The holders of common shares will receive such dividends, if any, as may be declared by our board of directors out of funds legally available for such purposes.

     A more detailed description of our common shares is set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 and October 24, 1996, including any amendment or report for the purpose of updating such description.

Series A Preferred Shares

     The Series A Preferred Shares are listed on the New York Stock Exchange under the symbol "PRE A." The Series A Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

     The holders of the Series A Preferred Shares will have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares will not be subject to any sinking fund or other obligation of PartnerRe to redeem or retire the Series A Preferred Shares. Unless redeemed by PartnerRe, the Series A Preferred Shares will have a perpetual term with no maturity. At present, we do not have any issued shares which are senior to the Series A Preferred Shares with respect to payment of dividends and distribution of assets in liquidation. Our Series B Preferred Shares rank equally with our Series A Preferred Shares with respect to payment of dividends and distribution of assets in liquidation.

     Dividends. Holders of Series A Preferred Shares are entitled to receive,
     ---------
when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 8% of the liquidation preference per annum (equivalent to $2.00 per share). Such dividends are payable quarterly, when, as and if declared by our board of directors.

     If any Series A Preferred Shares are outstanding, unless full cumulative dividends on the Series A Preferred Shares have been paid, we generally may not
(i) declare or pay any dividends upon any other capital shares ranking pari passu as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe ("Parity Shares") with the Series A Preferred Shares, unless all dividends are declared upon the Series A Preferred Shares and the Parity Shares are declared pro rata, (ii) declare or pay any dividends upon the common shares or any other capital shares ranking junior to the Series A Preferred Shares as to dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe (together with common shares, "Junior Shares") or (iii) redeem any common shares or other Junior Shares.

     Liquidation. Upon any voluntary liquidation, dissolution or winding-up of
     -----------
the affairs of PartnerRe, the holders of Series A Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders $25.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution, before any distribution is made to holders of common shares and any other Junior Shares.

     Redemption. The Series A Preferred Shares are generally not redeemable
     ----------
prior to July 10, 2002. On or after such date, we may redeem the Series A Preferred Shares for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends.

     Voting. Generally, the Series A Preferred Shares have no voting rights.
     ------
However, whenever dividends payable on Series A Preferred Shares shall be in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), then the holders of Series A Preferred Shares, together with the holders of our Series B Preferred Shares and the holders of any other Parity Shares, voting as a single class, shall have the right to elect two directors to our board of directors. Whenever all arrearages in dividends on the Series A Preferred Shares and the Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of holders of the Series A Preferred Shares and the Parity Shares to be represented by directors shall cease.

     In addition, without the written consent of the holders of at least 75% of the outstanding Series A Preferred Shares, we may not:

     o make any amendment to or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the Certificate of Designation relating to the Series A Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

     o authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series A Preferred Shares, unless in each such case each Series A Preferred Share shall remain outstanding with no variation in its rights, preferences or voting powers, or shall be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series A Preferred Share;

     o authorize any creation of any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in payment of dividend or the distribution of assets on any liquidation, dissolution or winding up of PartnerRe; or

     o enter into any transaction or take any action which would amount to a variation of the rights, preferences or voting powers of the holders of the Series A Preferred Shares.

     We may create and issue additional classes or series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

     A more detailed description of our Series A Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on June 20, 1997, including any amendment or report for the purpose of updating such description.

Series B Preferred Shares

     We recently completed an issuance of 4,000,000 of our 8% PEPS Units, which are described below in "--PEPS Units". Since each PEPS Unit consists in part of one of our Series B Preferred Shares, we issued 4,000,000 shares of our Series B Preferred Shares as part of this PEPS Units offering. The Series B Preferred Shares are not separately listed on any stock exchange. The Series B Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

     The holders of the Series B Preferred Shares will have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series B Preferred Shares will not be subject to any sinking fund or other obligation of PartnerRe to redeem or retire the Series B Preferred Shares. The Series B Preferred Shares will be subject to mandatory redemption on June 30, 2005. At present, we do not have any issued shares which are senior to the Series B Preferred Shares with respect to payment of dividends and distribution of assets in liquidation. Our Series A Preferred Shares rank equally with our Series B Preferred Shares with respect to payment of dividends and distribution of assets in liquidation.

     Dividends. Holders of Series B Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 5.61% of the liquidation preference per annum (equivalent to $2.8050 per share). Such dividends are payable quarterly, when, as and if declared by our board of directors.

     If any Series B Preferred Shares are outstanding, unless full cumulative dividends on the Series B Preferred Shares have been paid, we generally may not
(i) declare or pay any dividends upon any other Parity Shares, unless all dividends are declared upon the Series B Preferred Shares and the Parity Shares are declared pro rata, (ii) declare or pay any dividends upon the common shares or any other Junior Shares or (iii) redeem any common shares or other Junior Shares.

     Liquidation. Upon any voluntary liquidation, dissolution or winding-up of the affairs of PartnerRe, the holders of Series B Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders $50.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution, before any distribution is made to holders of common shares and any other Junior Shares.

     Redemption. The Series B Preferred Shares are not redeemable prior to June 30, 2005. On June 30, 2005, we are obligated to redeem the Series B Preferred Shares at a redemption price of $50.00 per share, plus all accrued and unpaid dividends.

     Voting. Generally, the Series B Preferred Shares have no voting rights. However, whenever (i) dividends payable on Series B Preferred Shares shall be in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), (ii) on any date following the remarketing of the Series B Preferred Shares, dividends payable on Series B Preferred Shares or Parity Shares shall be in arrears in any amount or (iii) we fail to redeem the Series B Preferred Shares on June 30, 2005, then the holders of Series B Preferred Shares, together with the holders of our Series A Preferred Shares and the holders of any other Parity Shares, voting as a single class, shall have the right to elect two directors to our board of directors. Whenever all arrearages in dividends on the Series B Preferred Shares and the Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment or the redemption price for the Series B Preferred Shares shall have been paid or set apart for payment, as the case may be, then the right of holders of the Series B Preferred Shares and the Parity Shares to be represented by directors shall cease.

     In addition, without the written consent of the holders of at least 75% of the outstanding Series B Preferred Shares, we may not:

     o make any amendment to or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the Certificate of Designation relating to the Series B Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series B Preferred Shares;

     o authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series B Preferred Shares, unless in each such case each Series B Preferred Share shall remain outstanding with no variation in its rights, preferences or voting powers, or shall be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series B Preferred Share;

     o authorize any creation of any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series B Preferred Shares in payment of dividend or the distribution of assets on any liquidation, dissolution or winding up of PartnerRe; or

     o enter into any transaction or take any action which would amount to a variation of the rights, preferences or voting powers of the holders of the Series B Preferred Shares.

     We may create and issue additional classes or series of Parity Shares and Junior Shares without the consent of any holder of Series B Preferred Shares.

     A more detailed description of our Series B Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on November 14, 2001, including any amendment or report for the purpose of updating such description.

Other Preferred Shares

     From time to time, pursuant to the authority granted by the Bye-Laws, our board of directors may create and issue one or more series of preferred shares. The preferred shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement.

     Because the following summary of the terms of preferred shares is not complete, you should refer to the Memorandum of Association, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or other governing instrument for complete information regarding the terms of the class or series of preferred shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or other governing instrument, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

     A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:

     o the number of shares to be issued and sold and the distinctive designation thereof;

     o the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

     o the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

     o the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any material limitations, restrictions or conditions on such redemption;

     o the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our shares of any other class, classes or series;

     o the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution or winding up;

     o the terms, if any, of any purchase, retirement or sinking fund to be provided for the preferred shares;

     o the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding; and

     o any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum of Association or the Bye-Laws.

     Subject to the specification of the above terms of preferred shares in a supplement to this prospectus, we anticipate that the terms of such preferred shares will correspond to those set forth below.

Undesignated Shares

     Under our Bye-Laws, we have authorized 6,000,000 shares, par value $1.00 per share, the rights and preferences of which are undesignated. Without further action of our shareholders, our board of directors may fix the relative rights, preferences and limitations of such shares. Such determination may include fixing the dividend rates and payment dates, the extent of voting rights, if any, the terms and prices of redemption, the amount payable thereon in the event of liquidation, sinking fund provisions, and the terms and conditions on which shares may be converted if the shares are to be issued with the privilege of conversion.

Warrants

     Each of the Warrants is currently exercisable at an exercise price of $17.00 per share. The exercise price is subject to adjustment upon the occurrence of certain events relating principally to changes in the number of common shares, options or warrants outstanding. Each of the Warrants expires in November 2004.

     The Warrant holders have been granted certain registration rights with respect to the Warrants and any common shares acquired upon exercise of the Warrants.

PEPS Units

     Our PEPS Units are listed on the New York Stock Exchange under the symbol "PRE-PrP." Each PEPS Unit consists of a purchase contract issued by us and one of our Series B Preferred Shares. The purchase contract obligates us to sell to the holder, and obligates the holder to purchase from us, on December 31, 2004 (or, if the holder elects to settle the purchase contract early, such early settlement date), for a price of $50.00, a number of our common shares between
0.8696 and 1.0638 shares, subject to anti-dilution adjustments, depending on the average closing price of our common shares over the 20-trading day period ending on the third trading day prior to December 31, 2004. If a holder chooses to settle such holder's purchase contract prior to December 31, 2004, such holder will receive, for each PEPS Unit surrendered, 0.8696 of our common shares, subject to anti-dilution adjustments, regardless of the market price of our common shares on the date of early settlement. Up to 4,255,200 of our common shares would be issuable upon settlement of the purchase contracts.

     Holders of PEPS Units are entitled to receive quarterly cash distributions of contract adjustment payments payable by us at the rate of 2.39% per year of the stated amount of $50 per PEPS Unit. We have the right to defer contract adjustment payments until no later than December 31, 2004 or, if applicable, the date of any early settlement of a purchase contract. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 2.39% per year, compounded quarterly, until paid.

     Each Series B Preferred Share that is part of a PEPS Unit is pledged as collateral to secure the holder's obligation under the related purchase contract. If a holder settles its purchase contract in cash rather than having such holder's Series B Preferred Share remarketed (as described below), the Series B Preferred Share comprising a component of the surrendered PEPS Unit will then be released from the pledge arrangement upon such settlement and delivered to such holder, who will retain the right to have such Series B Preferred Share remarketed in the manner described in the next paragraph.

     Unless a holder of a PEPS Unit settles the related purchase contract in cash, such holder's Series B Preferred Share comprising a part of such PEPS Unit will be remarketed by the remarketing agent three business days prior to December 31, 2004. The remarketing agent will use its reasonable efforts to remarket the Series B Preferred Shares at a price equal to 100.25% of the stated liquidation preference of $50 per Series B Preferred Share, plus any accrued dividends that are not paid in full as of December 31, 2004.

     The purchase contracts will terminate automatically if certain bankruptcy, insolvency or reorganization events occur with respect to us, or, in certain circumstances, if there is a failed remarketing. If the purchase contracts terminate, the holders will have no obligation to pay for, or right to receive, our common shares. In the event of a termination, the holders will receive their Series B Preferred Shares free of our security interest.

Transfer of Shares

     Our Bye-Laws contain various provisions affecting the transferability of our shares, including our Series A Preferred Shares and our Series B Preferred Shares. Under the Bye-Laws, our board of directors has absolute discretion to decline to register a transfer of shares:

     (1) unless the appropriate instrument of transfer is submitted along with such evidence as our board of directors may reasonably require showing the right of the transferor to make the transfer;

     (2) unless, where applicable, the consent of the Bermuda Monetary Authority has been obtained; or

     (3) if our board of directors determines that such transfer would result in a person (other than Swiss Reinsurance Company ("Swiss Re") or its affiliates) controlling in excess of 9.9% of all of our outstanding shares.

     One of the primary purposes of the restriction on a holder of our shares from controlling more than 9.9% of our outstanding shares is to reduce the likelihood that we will be deemed a foreign personal holding company within the meaning of the Internal Revenue Code of 1986, as amended. This limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under "Anti-Takeover Effects of Certain Bye-Laws Provisions."

     We entered into a standstill agreement, dated as of July 10, 1997, with Swiss Re pursuant to which Swiss Re agreed to limit its and its affiliates ownership in PartnerRe to 30% of the voting power of our outstanding shares, unless we otherwise consent. Swiss Re also has a right of first refusal under the standstill agreement with respect to certain issuances or sales by us of our voting shares, in an amount equal to its percentage ownership of our voting shares prior to such issuance or sale, subject to certain exceptions. The standstill agreement terminates on July 10, 2004.

     If our board of directors refuses to register any transfer of shares, it shall send notice of such refusal to the transferee within three months of the date on which the transfer was lodged with us.

     Our Bermuda counsel has advised us that while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

Anti-Takeover Effects of Certain Bye-Laws Provisions

     In addition to those provisions of the Bye-Laws discussed above under "Transfers of Shares," our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. Our directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

     Board Provisions. Our Bye-laws provide for a classified board, to which
     ----------------
approximately one-third of our board of directors is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Each class of directors is required to have a minimum of one director and a maximum of four directors.

     The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of PartnerRe, including the shareholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to PartnerRe and its shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

     The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of PartnerRe, even though such an attempt might be beneficial to PartnerRe and its shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of PartnerRe and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulations of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

     Availability of Shares for Future Issuances. We have available for issuance
     -------------------------------------------
a large number of authorized but unissued common shares. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

     Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with our board of directors, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

                      DESCRIPTION OF THE DEPOSITARY SHARES

General

     We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares) of a share of a common share or a particular series of preferred shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

     The shares of common shares or a class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preferred share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

     The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preferred shares to the record holders of depositary shares relating to such common shares or class or series of preferred shares in proportion to the number of such depositary shares owned by such holders.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

     Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preferred shares on the basis set forth in the prospectus supplement for such common shares or class or series of preferred shares, but holders of such whole common shares or preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

     Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preferred Shares

     Upon receipt of notice of any meeting at which the holders of the common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preferred shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred shares or common shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so.

Amendment of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preferred shares.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days shall have expired after the depositary has delivered to us written notice of its election to resign and a successor depositary shall not have been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver common or preferred share certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing common or preferred shares, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

                       DESCRIPTION OF THE DEBT SECURITIES

     We or PartnerRe Finance may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture between us and JPMorgan Chase Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities would be issued under a subordinated indenture between us and JPMorgan Chase Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

     PartnerRe Finance's senior debt securities would be issued under a senior indenture between PartnerRe Finance, us as guarantor, and JPMorgan Chase Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. PartnerRe Finance's subordinated debt securities would be issued under a subordinated indenture between PartnerRe Finance, us as guarantor, and JPMorgan Chase Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. PartnerRe Finance may also issue junior subordinated debt securities to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust. These junior subordinated debt securities would be issued under a junior subordinated indenture between PartnerRe Finance, us as guarantor, and JPMorgan Chase Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

     Our senior indenture, our subordinated indenture, the PartnerRe Finance senior indenture, the PartnerRe Finance subordinated indenture and the PartnerRe Finance junior subordinated indenture are sometimes referred to herein collectively as the "indentures" and each individually as an "indenture." Our senior indenture and the PartnerRe Finance senior indenture are sometimes referred to herein collectively as the "senior indentures" and each individually as a "senior indenture." Our subordinated indenture and the PartnerRe Finance subordinated indenture are sometimes referred to herein collectively as the "subordinated indentures" and each individually as a "subordinated indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

     Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. Our senior indenture and our subordinated indenture are substantially identical to one another, except for certain covenants of ours relating to subordination contained in our subordinated indenture. Similarly, the PartnerRe Finance senior indenture and the PartnerRe Finance subordinated indenture are substantially identical to one another, except for certain covenants of PartnerRe Finance relating to subordination contained in the PartnerRe Finance subordinated indenture. Moreover, the PartnerRe Finance subordinated indenture and the PartnerRe Finance junior subordinated indenture are substantially identical to one another, except for certain rights and covenants and provisions relating to the issuance of securities to the applicable Capital Trust.

General

     The indentures do not limit the aggregate principal amount of the debt securities which we or PartnerRe Finance may issue thereunder and provide that we or PartnerRe Finance may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) The indentures do not limit the amount of other Indebtedness or the debt securities which the issuer or its subsidiaries may issue.

     Unless otherwise provided in the related prospectus supplement, senior debt securities will be unsecured obligations of the issuer and will rank equally with all of the issuer's other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer (which term includes the senior debt securities of the issuer) as described below under "Subordination of Subordinated Debt Securities Issued by PartnerRe," "Subordination of Subordinated Debt Securities Issued by PartnerRe Finance" and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of PartnerRe Finance, subordinated in right of payment to the prior payment in full of all of PartnerRe Finance's Senior Indebtedness, as described below under "Subordination of the Junior Subordinated Debt Securities".

     Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of PartnerRe Finance debt securities who are creditors of PartnerRe by virtue of our guarantee of the debt securities issued by PartnerRe Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. The rights of our creditors (including the holders of our debt securities and the holders of PartnerRe Finance debt securities who are creditors of PartnerRe by virtue of our guarantee of the debt securities issued by PartnerRe Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

     In the event PartnerRe Finance's junior subordinated debt securities are issued to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of such Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of junior subordinated debt securities will be issued by PartnerRe Finance to each Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust.

     The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

     o the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

     o the aggregate principal amount of such debt securities and any limit upon such principal amount;

     o the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

     o the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

     o the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

     o any right to extend or defer the interest payment period and the duration of the extension;

     o the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     o if other than as set forth in this prospectus, the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

     o whether any of such debt securities are to be redeemable at the issuer's option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other material terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer's option;

     o whether the issuer will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the material other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

     o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

     o whether the debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by the issuer of such debt securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

     o any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

     o whether such debt securities are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

     o whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

     o in the case of debt securities issued by PartnerRe Finance, the agreement relating to our guarantee of such debt securities;

     o in the case of junior subordinated debt securities issued by PartnerRe Finance to a Capital Trust, the form of restated trust agreement and the agreement relating to our guarantee of the preferred securities of such Capital Trust;

     o in the case of junior subordinated debt securities issued by PartnerRe Finance to a Capital Trust, the terms and conditions of any obligation or right of PartnerRe Finance or such Capital Trust to convert or exchange such junior subordinated debt securities into or for preferred securities of such Capital Trust;

     o any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities; and

     o any other material terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.1)

     The issuer will have the ability under the indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

     Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date.

Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7, 10.2 and 11.6)

     Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to
(1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.5) We and PartnerRe Finance have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by either issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

     Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

     The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special United States federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

     The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

     Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, the issuer could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect its capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by PartnerRe or PartnerRe Finance, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and the issuer's organizational documents.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We and PartnerRe Finance anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the issuer if such debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture.

Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

     Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We and PartnerRe Finance expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and PartnerRe Finance also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     The indentures provide that if:

     (1) the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by the issuer within 90 days of written notice;

     (2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect; or

     (3) an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

     Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

     Unless otherwise provided in the related prospectus supplement, the issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction in which the issuer is organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction by the issuer is required by the law of the jurisdiction in which the issuer is organized, the issuer will, subject to certain limitations and exceptions described below or in the applicable prospectus supplement, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

     Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts under the applicable indenture for or on account of:

     (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

     (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

     (4)  any combination of items (1), (2) and (3).

     In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4)

Consolidation, Amalgamation, Merger and Sale of Assets

     Each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with the issuer) or convey, transfer or lease the properties and assets of the issuer as an entirety or substantially as an entirety to any person (whether or not affiliated with the issuer), or (2) permit any person (whether or not affiliated with the issuer) to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease such person's properties and assets as an entirety or substantially as an entirety to the issuer, unless (a) in the case of (1) above, such person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and such person will expressly assume, by supplemental indenture (or indentures if at such time there is more than one trustee), the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer's obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer as a result of such transaction as having been incurred by the issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met. (Section 8.1)

     The senior, subordinated and junior subordinated indentures of PartnerRe Finance include a like restriction on consolidation, amalgamation and merger involving PartnerRe, as guarantor of PartnerRe Finance's obligations under PartnerRe Finance's senior, subordinated and junior subordinated debt securities, respectively. (Section 8.3 of the senior, subordinated and junior subordinated indentures of PartnerRe Finance)

         Events of Default

     Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days (subject to any deferral of any due date by the issuer, provided that any deferral may not extend beyond the maturity of such debt security);

     (2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

     (3) default in the performance, or breach, of any covenant or warranty of the issuer contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;

     (4) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the issuer for borrowed money (other than Indebtedness which is non-recourse to the issuer) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

     (5) the issuer shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

     (6) certain events relating to bankruptcy, insolvency or reorganization of the issuer.

     In the senior, subordinated and junior subordinated indentures of PartnerRe Finance, the Events of Default described in clauses (3)-(6) above also include references to PartnerRe, as guarantor thereunder.

     If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

     Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a "default"), the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer's board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in
(4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

     If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.3) Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Modification and Waiver

     The issuer and the trustee may modify or amend any of the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that each affected holder must consent to certain modifications or amendments, including modifications or amendments that:

     o change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security; or

     o reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security.

     In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness (as defined in the applicable subordinated indenture) without the prior written consent of the holders of the Senior Indebtedness. (Section 9.7 of the subordinated indentures)

     The issuer and the trustee may modify or amend any of the indentures and debt securities of any series without the consent of any holder in order to, among other things:

     o provide for the issuer's successor pursuant to a consolidation, amalgamation, merger or sale of assets;

     o provide for a successor trustee with respect to debt securities of all or any series;

     o cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series; or

     o make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.1)

     The holders of at least a majority in principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. (Section 10.6) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

     Under each indenture, the issuer is required to furnish the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.7)

Discharge, Defeasance and Covenant Defeasance

     The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.1)

     Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to
Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation of the issuer to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2)

     Such a trust may only be established if, among other things:

     (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

     (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

     (3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture; and

     (4) with respect to defeasance, the issuer has delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.2)

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

     "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and
(2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

     If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

     "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

     In the event the issuer effects covenant defeasance with respect to any of its debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would both remain liable to make payment of such amounts due at the time of acceleration.

Subordination of Subordinated Debt Securities Issued by PartnerRe

     Our subordinated debt securities will, to the extent set forth in our subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of ours, whether outstanding at the date of our subordinated indenture or thereafter incurred. (Section 16.1 of our subordinated indenture). In the event of:

     (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

     (2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

     (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for such payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, our subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of our subordinated indenture)

     By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

     Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full. (Section 16.4 of our subordinated indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of our subordinated indenture)

     Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

     For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

     (1)  our subordinated debt securities;

     (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities or any other Indebtedness ranking pari passu with our subordinated debt securities;

     (3) Indebtedness of ours to, or guaranteed on behalf of, a subsidiary of ours, or any officer, director or employee of ours or any subsidiary of ours;

     (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

     (5)  trade accounts payable;

     (6) liability for income, franchise, real estate or other taxes owed or owing;

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
     (7) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) PartnerRe Capital Trust I by PartnerRe Finance I, (y) the Capital Trusts or (z) any other trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Trust Preferred Securities" below; and

     (8)  contract adjustment payments payable to holders of our PEPS Units.

     Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of our subordinated indenture)

     Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Subordinated Debt Securities Issued by PartnerRe Finance

     Subordinated debt securities issued by PartnerRe Finance will, to the extent set forth in the subordinated indenture of PartnerRe Finance, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of PartnerRe Finance, whether outstanding at the date of such subordinated indenture or thereafter incurred. (Section 16.1 of the PartnerRe Finance subordinated indenture). In the event of:

     (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to PartnerRe Finance or to its creditors, as such, or to its assets; or

     (2) any voluntary or involuntary liquidation, dissolution or other winding up of PartnerRe Finance, whether or not involving insolvency or bankruptcy; or

     (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of PartnerRe Finance,

then and in any such event the holders of Senior Indebtedness of PartnerRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of PartnerRe Finance are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, such subordinated debt securities, and to that end the holders of Senior Indebtedness of PartnerRe Finance will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of PartnerRe Finance being subordinated to the payment of its subordinated debt securities, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the PartnerRe Finance subordinated indenture)

     By reason of such subordination, in the event of liquidation or insolvency of PartnerRe Finance, holders of Senior Indebtedness of PartnerRe Finance and holders of other obligations of PartnerRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of PartnerRe Finance.

     Subject to the payment in full of all Senior Indebtedness of PartnerRe Finance, the rights of the holders of subordinated debt securities of PartnerRe Finance will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of

PartnerRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full. (Section 16.4 of the PartnerRe Finance subordinated indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of PartnerRe Finance, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of PartnerRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of PartnerRe Finance has been accelerated because of a default. (Section 16.2 of the PartnerRe Finance subordinated indenture)

     The PartnerRe Finance subordinated indenture does not limit or prohibit PartnerRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to its subordinated debt securities, but subordinate to PartnerRe Finance other obligations. The senior debt securities issued by PartnerRe Finance will constitute Senior Indebtedness under the PartnerRe Finance subordinated indenture.

     For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of PartnerRe Finance outstanding at any time, except:

     (1)  the subordinated debt securities issued by PartnerRe Finance;

     (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with such subordinated debt securities or any other Indebtedness ranking pari passu with such subordinated debt securities;

     (3) Indebtedness of PartnerRe Finance to, or guaranteed on behalf of, a subsidiary of PartnerRe Finance, or any officer, director or employee of PartnerRe Finance or any of its subsidiaries;

     (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against PartnerRe Finance in a proceeding under federal or state bankruptcy laws;

     (5)  trade accounts payable;

     (6) liability for income, franchise, real estate or other taxes owed or owing; and

     (7) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (a) the Capital Trusts or (b) any other trust, partnership or other entity affiliated with PartnerRe Finance which is a financing vehicle of PartnerRe Finance or any of its affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Trust Preferred Securities" below.

     Such Senior Indebtedness will continue to be Senior Indebtedness of PartnerRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the PartnerRe Finance subordinated indenture)

     The PartnerRe Finance subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by PartnerRe Finance, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Junior Subordinated Debt Securities

     The junior subordinated debt securities issued by PartnerRe Finance will, to the extent set forth in the applicable junior subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of PartnerRe Finance, whether outstanding at the date of the applicable junior subordinated indenture or thereafter incurred. (Section 16.1 of the junior subordinated indenture). In the event of:

     (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to PartnerRe Finance or to its creditors, as such, or to its assets; or

     (2) any voluntary or involuntary liquidation, dissolution or other winding up of PartnerRe Finance, whether or not involving insolvency or bankruptcy; or

     (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of PartnerRe Finance,

then and in any such event the holders of Senior Indebtedness of PartnerRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the junior subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, junior subordinated debt securities, and to that end the holders of such Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of PartnerRe Finance being subordinated to the payment of junior subordinated debt securities, which may be payable or deliverable in respect of junior subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the junior subordinated indenture)

     By reason of such subordination, in the event of the liquidation or insolvency of PartnerRe Finance, holders of Senior Indebtedness of PartnerRe Finance and holders of other obligations of PartnerRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of junior subordinated debt securities.

     Subject to the payment in full of all Senior Indebtedness of PartnerRe Finance, the rights of the holders of junior subordinated debt securities will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of PartnerRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, junior subordinated debt securities have been paid in full. (Section 16.4 of the junior subordinated indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the junior subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of PartnerRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of PartnerRe Finance has been accelerated because of a default. (Section 16.2 of the junior subordinated indenture)

     The junior subordinated indenture does not limit or prohibit PartnerRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the junior subordinated debt securities, but subordinate to other obligations of PartnerRe Finance.

     For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of PartnerRe Finance outstanding at any time, except:

     (1)  the junior subordinated debt securities;

     (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the junior subordinated debt securities or any other Indebtedness ranking pari passu with the junior subordinated debt securities;

     (3) Indebtedness of PartnerRe Finance to, or guaranteed on behalf of, a subsidiary of PartnerRe Finance or any officer, director or employee of PartnerRe Finance or any subsidiary of PartnerRe Finance;

     (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against PartnerRe Finance in a proceeding under federal or state bankruptcy laws;

     (5)  trade accounts payable;

     (6) liability for income, franchise, real estate or other taxes owed or owing; and

     (7) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to a Capital Trust.

     Such Senior Indebtedness will continue to be Senior Indebtedness of PartnerRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the junior subordinated indenture)

     The junior subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13 of the senior indentures and the subordinated indentures and 1.14 of the junior subordinated indenture)

Information Concerning the Trustee

     Either PartnerRe or PartnerRe Finance may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with JPMorgan Chase Bank and its affiliates in the ordinary course of business.

     Under each indenture, JPMorgan Chase Bank is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters. (Section 7.3)

         CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES
                          ISSUED TO THE CAPITAL TRUSTS

Option to Extend Interest Payment Date

     Unless provided otherwise in the related prospectus supplement, PartnerRe Finance will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to a Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an "extension period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement and herein, provided that such extension period may not extend beyond the stated maturity of the junior subordinated debt securities.

Option to Extend Maturity Date

     Unless provided otherwise in the related prospectus supplement, PartnerRe Finance will have the right to (a) change the stated maturity of the principal of the junior subordinated debt securities issued to a Capital Trust upon the liquidation of such Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of such Capital Trust or (b) extend the stated maturity of the principal of the junior subordinated debt securities, provided that, at the time such election is made and at the time such election commences:

     (1) no event of default on the junior subordinated debt securities has occurred and is continuing;

     (2) such Capital Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated;

     (3) the junior subordinated debt securities are, and immediately after such extension will be, rated at least investment grade by either Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization; and

     (4) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of such Capital Trust.

     If PartnerRe Finance exercises its right to liquidate such Capital Trust and exchange the junior subordinated debt securities for the preferred securities of such Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is 15 years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of such Capital Trust. (Section 3.13 of the junior subordinated indenture)

Redemption

     Except as otherwise provided in the related prospectus supplement, if an Investment Company Event or a Tax Event (each, a "Special Event") shall occur and be continuing, PartnerRe Finance may, at its option, redeem such junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the junior subordinated indenture)

     For purposes of the junior subordinated indenture, "Investment Company Event" means, in respect of a Capital Trust, the receipt by such Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that such Capital Trust is or will be considered an investment company, or a company controlled by an investment company, that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such Capital Trust. (Section 1.1 of the junior subordinated indenture)

     "Tax Event" means, in respect of a Capital Trust, the receipt by such Capital Trust or PartnerRe Finance of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations (including any change in interpretation or application of law or regulation by any applicable taxing authority), which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of such Capital Trust, there is more than an insubstantial risk that (i) such Capital Trust is or will be, within 90 days of delivery of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by PartnerRe Finance on such junior subordinated debt securities is not or will not be, within 90 days of delivery of such opinion of counsel, deductible by PartnerRe Finance, in whole or in part, for United States federal income tax purposes or (iii) such Capital Trust is or will be, within 90 days of delivery of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 1.1 of the junior subordinated indenture)

Certain Covenants

     PartnerRe and PartnerRe Finance will each covenant, as to the junior subordinated debt securities issued to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, that if:

     (1) there shall have occurred any event of which PartnerRe Finance has actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the junior subordinated indenture and (B) in respect of which PartnerRe Finance shall not have taken reasonable steps to cure;

     (2) PartnerRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities; or

     (3) PartnerRe Finance shall have given notice of its election to begin an Extension Period as provided in the junior subordinated indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, it will not, and will not permit any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding capital stock or
(ii) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of PartnerRe or PartnerRe Finance, as the case may be, that ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as the case may be, or make any guarantee payments with respect to any guarantee by PartnerRe or PartnerRe Finance, as the case may be, of the debt securities of any subsidiary of PartnerRe or PartnerRe Finance, as the case may be, if such guarantee ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as the case may be, except in each case for the transactions described in the immediately following sentence. Notwithstanding the preceding sentence and regardless of whether any event described in clauses (1)-(3) above shall have occurred or be continuing, PartnerRe shall not be restricted from making or effecting the following dividends, distributions, redemptions, purchases, declarations, payments, exchanges and conversions:

     o dividends or distributions in the common shares or options or other rights to acquire the common shares of PartnerRe;

     o redemptions or purchases of any rights outstanding under a shareholder rights plan of PartnerRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future;

     o    payments under any preferred securities guarantee of PartnerRe;

     o purchases of common shares related to the issuance of common shares under any of PartnerRe's benefit plans for its directors, officers or employees;

     o the purchase of fractional shares resulting from a reclassification of the capital stock of PartnerRe;

     o the exchange or conversion of any class or series of the capital stock of PartnerRe (or any of its subsidiary's) for another class or series of the capital stock of PartnerRe (or any of its subsidiary's) or of any class or series of its (or any of its subsidiary's) indebtedness pursuant to the terms of the capital stock or indebtedness as originally issued; and

     o the purchase of fractional interests in shares of the capital of PartnerRe (or any of its subsidiary's) stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged. (Section 10.9 of the junior subordinated indenture)

     In the event the junior subordinated debt securities are issued by PartnerRe Finance to a Capital Trust in connection with the issuance of preferred securities and common securities of such Capital Trust, for so long as such junior subordinated debt securities remain outstanding, PartnerRe Finance will also covenant:

     (1) to maintain directly or indirectly 100% ownership of the common securities of such Capital Trust; provided, however, that any permitted successor of PartnerRe Finance under the junior subordinated indenture may succeed to its ownership of such common securities;

     (2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of such Capital Trust, the redemption of all of the preferred securities and common securities of such Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of such Capital Trust; and

     (3) to cause such Capital Trust to remain classified as a grantor trust for United States federal income tax purposes. (Section 10.12 of the junior subordinated indenture)

Direct Action Right Upon Certain Events of Default

     If an Event of Default with respect to junior subordinated debt securities issued to a Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of such Capital Trust may institute a legal proceeding directly against PartnerRe Finance and/or against PartnerRe, as guarantor, which is referred to in this prospectus as a "Direct Action," for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. PartnerRe Finance and PartnerRe may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities of such trust. If the right to bring a Direct Action is removed, such Capital Trust may become subject to the reporting obligations under the Exchange Act. PartnerRe Finance will have the right under the applicable junior subordinated indenture to set-off any payment made to such holder of preferred securities by it, in connection with a Direct Action. (Section 3.12 of the junior subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

     The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice." (Section 5.8 of the junior subordinated indenture)

                  DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

     Concurrently with any issuance by PartnerRe Finance of its senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. JPMorgan Chase Bank will act as indenture trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act, and the senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by PartnerRe Finance of its subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. JPMorgan Chase Bank will act as indenture trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act, and the subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Concurrently with any issuance by PartnerRe Finance of its junior subordinated debt securities to any of the Capital Trusts, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. JPMorgan Chase Bank will act as indenture trustee under the junior subordinated debt securities guarantees for the purposes of compliance with the Trust Indenture Act, and the junior subordinated debt securities guarantees will be qualified as indentures under the Trust Indenture Act.

     The following summary sets forth the material terms and provisions of our guarantee of the senior debt securities of PartnerRe Finance, our guarantee of the subordinated debt securities of PartnerRe Finance and our guarantee of the junior subordinated debt securities of PartnerRe Finance, sometimes referred to herein collectively as the "guarantees" and each individually as a "guarantee." Because the following summary of certain provisions of the guarantees is not complete, you should refer to the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms guarantee have been filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

General

     PartnerRe will fully and unconditionally guarantee all obligations of PartnerRe Finance under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of PartnerRe, and the guarantees of PartnerRe Finance's subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all PartnerRe's Senior Indebtedness (which term includes our senior debt securities and our subordinated debt securities).

     Since PartnerRe is a holding company, its rights and the rights of its creditors (including the holders of PartnerRe Finance debt securities who are creditors of PartnerRe by virtue of the guarantees) and shareholders to participate in any distribution of the assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that ParnerRe may itself be a creditor with recognized claims against the subsidiary. The right of creditors of PartnerRe (including the holders of PartnerRe Finance debt securities who are creditors of PartnerRe by virtue of the guarantees) to participate in the distribution of the stock owned by PartnerRe in certain of its subsidiaries, including PartnerRe's insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

     PartnerRe will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, PartnerRe Finance's debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or such other jurisdiction in which any of our successors under the applicable guarantee may be organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, PartnerRe will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security any such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

     PartnerRe will not be required to pay any additional amounts for or on account of:

     (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

     (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by PartnerRe Finance addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

     (4)  any combination of items (1), (2) and (3).

     In addition, PartnerRe will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security but only to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4 of the PartnerRe Finance indentures)

Waiver of Events of Default

     The holders of not less than a majority of the outstanding principal amount of PartnerRe Finance's senior debt securities or subordinated debt securities, as the case may be, may, by vote, on behalf of all such holders, waive any past event of default of PartnerRe and its consequences on any of its payment or other obligations under the senior or subordinated debt securities guarantee agreement, as applicable.

     The holders of a majority in liquidation preference of the preferred securities issued by a Capital Trust may, by vote, on behalf of all holders, waive any past event of default of PartnerRe and its consequences on any of its payment or other obligations under the junior subordinated debt securities guarantee agreement.

Amendments

     The senior debt securities guarantee and the subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of PartnerRe may only be made in writing with the prior approval of each holder.

     The junior subordinated debt securities guarantees may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the applicable Capital Trust. In addition, certain amendments affecting the obligations of PartnerRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities issued by the applicable Capital Trust).

     No consent of the holders of PartnerRe Finance's senior, subordinated or junior subordinated debt securities, as the case may be, is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

                     DESCRIPTION OF THE WARRANTS TO PURCHASE
                        COMMON SHARES OR PREFERRED SHARES

     The following statements with respect to the common share warrants and preferred share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

     The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

     o    the offering price, if any;

     o the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

     o if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

     o the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

     o the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

     o a discussion of certain United States federal income tax considerations;

     o    the call provisions, if any;

     o the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     o    the antidilution provisions of the share warrants; and

     o    any other material terms of the share warrants.

     The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

     Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder's election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

     The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to


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


adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

     Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

             DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

     The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

     The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

     o    the offering price, if any;

     o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

     o if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

     o the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

     o the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

     o a discussion of certain United States federal income tax considerations;

     o whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

     o the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     o    the antidilution provisions of the debt warrants; and

     o    any other material terms of the debt warrants.

     Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

     Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Each Capital Trust will be governed by the terms of the applicable restated trust agreement. Under each such trust agreement, a Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the applicable restated trust agreement or made a part of such restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by PartnerRe Finance and purchased by such Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by PartnerRe Finance to each Capital Trust will be guaranteed by PartnerRe on a subordinated basis and are referred to as the "corresponding junior subordinated debt securities" relating to such Capital Trust.

     The following summary sets forth the material terms and provisions of the restated trust agreements and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the forms of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreements and of the preferred securities, including the definitions of some of the terms used below. The forms of restated trust agreement filed as exhibits to the registration statement of which this prospectus forms a part are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference, and the statements in connection with which such reference is made is qualified in its entirety by such reference.

Issuance, Status and Guarantee of Preferred Securities

     Under the terms of the restated trust agreement for each Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of such Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of such Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of a Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of such Capital Trust except as described under "--Subordination of Common Securities." The Property Trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of each Capital Trust are collectively referred to as the "trust securities" of such Capital Trust.

     PartnerRe will issue a guarantee agreement for the benefit of the holders of each Capital Trust's preferred securities (the "preferred securities guarantee" for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the related Capital Trust has funds on hand to make such payments. See "Description of the Trust Preferred Securities Guarantees."

Distributions

     Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1) References to "distributions" include any such additional distributions unless otherwise stated.

     If provided for in the applicable prospectus supplement, PartnerRe Finance has the right under the applicable junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement, subject to the terms, conditions and covenants specified in this prospectus and such prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts." As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period. (Section 4.1)

     The funds of each Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If neither PartnerRe Finance nor PartnerRe, as guarantor, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under "Description of the Trust Preferred Securities Guarantees."

     Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of such Capital Trust on the relevant record dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, as long as the preferred securities remain in book-entry form, the record dates will be one day prior to the relevant distribution dates and each distribution payment will be made as described under "Global Preferred Securities." In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

Redemption or Exchange

     Mandatory Redemption. Upon any repayment or redemption, in whole or in
     --------------------
part, of any corresponding junior subordinated debt securities held by a Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by PartnerRe Finance or by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the "redemption price"). (Section 4.2) If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

     PartnerRe Finance will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts--Redemption," or (2) as may be otherwise specified in the applicable prospectus supplement.

     Special Event Redemption or Distribution of Corresponding Junior
     ----------------------------------------------------------------
Subordinated Debt Securities. If a Special Event relating to the preferred
----------------------------
securities and common securities of a Capital Trust shall occur and be continuing, PartnerRe Finance has the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, PartnerRe Finance has the right to dissolve such Capital Trust and after satisfaction of the liabilities of creditors of such Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If PartnerRe Finance does not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Capital Trust has become subject as a result of a Tax Event. (Section 1.1)

     Except with respect to certain other circumstances, on and after the date on which junior subordinated debt securities are distributed to holders of preferred securities and common securities in connection with the dissolution and liquidation of a Capital Trust as a result of an early termination event:

     (1)  the trust securities will no longer be deemed to be outstanding;

     (2) certificates representing a like amount of junior subordinated debt securities will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

     (3) PartnerRe Finance will use its reasonable efforts to have the junior subordinated debt securities listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the preferred securities are then listed or traded;

     (4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt securities, accruing interest at the rate provided for in the applicable junior subordinated indenture from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt securities); and

     (5) all rights of securityholders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt securities upon surrender of trust securities certificates. (Section 9.4(d))

     An early termination event, within the meaning of this section, means (1) certain events relating to the dissolution or bankruptcy of PartnerRe Finance or PartnerRe, as guarantor, (2) the written direction of the property trustee to dissolve a Capital Trust and exchange its trust securities for junior subordinated debt securities, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt securities or (4) a court order to dissolve a Capital Trust.

     There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

     Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related Capital Trust has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

     If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price as well as any cash distributions and any accumulated or additional distributions, if any, that are payable under the applicable restated trust agreement, but without interest, and such preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by a Capital Trust or by us pursuant to the preferred securities guarantee as described under "Description of the Trust Preferred Securities Guarantees," distributions on such preferred securities will continue to accrue, at the then applicable rate, from the redemption date originally established by such Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries (including PartnerRe Finance) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, as long as the preferred securities remain in book-entry form, the record date shall be one day prior to the relevant redemption date. In the event that any preferred securities are not in book-entry form, the record date for such preferred securities shall be the date 15 days prior to the relevant redemption date, as specified in the applicable prospectus supplement. If less than all of the preferred securities and common securities issued by a Capital Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes.

     Unless we each default in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2)

Subordination of Common Securities

     Payment of distributions (including additional amounts such as accrued interest and amounts to be paid by PartnerRe Finance or us in respect of certain taxes, assessments or other governmental charges imposed on holders, if applicable) on, and the redemption price of, each Capital Trust's preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution (including additional amounts, if applicable) on, or redemption price of, any of such Capital Trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of such Capital Trust's outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of such Capital Trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, such Capital Trust's preferred securities then due and payable.

     In the case of any Event of Default under a restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the applicable Capital Trust's common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust's common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of a Capital Trust

     Pursuant to each restated trust agreement, each Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

     (1) certain events of the bankruptcy, dissolution or liquidation of PartnerRe or PartnerRe Finance;


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     (2)  the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if PartnerRe Finance, as Depositor, has given written direction to the Property Trustee to dissolve such Capital Trust (which direction is optional and wholly within the discretion of PartnerRe Finance, as Depositor);

     (3) the redemption of all of the Capital Trust's trust securities in connection with the redemption of all the junior subordinated debt securities; or

     (4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction. (Section 9.2)

     If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of a Capital Trust, such Capital Trust shall be liquidated by the Capital Trustees of such Capital Trust as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable directly by such Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of such Capital Trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

     The occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see "Description of the Debt
Securities--Events of Default") shall constitute a "Debenture Event of Default" under each restated trust agreement with respect to the applicable preferred securities.

     Within five Business Days after the occurrence of any Debenture Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Debenture Event of Default to the holders of the applicable Capital Trust's preferred securities, the Administrative Trustees thereof and to PartnerRe Finance, as Depositor, unless such Debenture Event of Default shall have been cured or waived. PartnerRe Finance, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement. (Sections 8.15 and 8.16)

     If a Debenture Event of Default has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of such Capital Trust as described above. See "--Liquidation Distribution Upon Dissolution of a Capital Trust." The existence of a Debenture Event of Default under the restated trust agreements does not entitle the holders of preferred securities to accelerate the maturity thereof.

Removal of Capital Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any Capital Trustee of either Capital Trust may be removed at any time by the holder of the common securities of such Capital


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Trust. If a Debenture Event of Default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities of such Capital Trust have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

     Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of either Capital Trust may at the time be located, the holder of the common securities of such Capital Trust and the Administrative Trustees shall have power to appoint one or more persons approved by the Property Trustee either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of such Capital Trust, or, to the extent required by law, to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.9)

Mergers, Consolidations, Amalgamations or Replacements of the Capital Trusts

     A Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of a Capital Trust." A Capital Trust may, at the request of PartnerRe Finance, with the consent of only the Administrative Trustees of such Capital Trust and without the consent of the holders of its preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, provided, that:

     (1) such successor entity either (a) expressly assumes all of the obligations of such Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     (2) PartnerRe Finance expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

     (3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

     (4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

     (5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;


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

     (6) such successor entity has a purpose substantially identical to that of the Capital Trust;

     (7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, PartnerRe Finance has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act; and

     (8) PartnerRe Finance or any permitted successor or assignee owns all of the common securities of such successor entity and PartnerRe guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

     However, a Capital Trust may not, except with the consent of holders of 100% in liquidation amount of its preferred securities, consolidate, amalgamate, merge with or into, convert into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause such Capital Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes or cause any other material adverse tax consequences to the holders of the preferred securities.

Voting and Preemptive Rights

     Except as provided below and under "Description of the Trust Preferred Securities Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

Amendment of Restated Trust Agreements

     Each restated trust agreement may be amended from time to time by PartnerRe Finance and the Capital Trustees, without the consent of the holders of the trust securities:

     (1) to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement; or

     (2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an "investment company" under the Investment Company Act, provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the applicable Capital Trust.

     Each restated trust agreement may be amended by PartnerRe Finance and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust's status as a grantor trust for United States federal income tax purposes or the Capital Trust's exemption from status of an "investment company" under the Investment


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


Company Act. However, without the consent of each holder of trust securities of such Capital Trust, such restated trust agreement may not be amended to:

     (1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

     (2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

     So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

     (1) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

     (2) waive any past default that is waivable under Section 5.13 of the applicable junior subordinated indenture (as described in "Description of the Debt Securities--Modification and Waiver");

     (3) exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable; or

     (4) consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

Global Preferred Securities

     The preferred securities of a Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

     The specific terms of the depositary arrangement with respect to the preferred securities of a Capital Trust will be described in the related prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of each Capital Trust will provide that (1) if PartnerRe Finance advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and PartnerRe Finance fails to appoint a qualified successor within 90 days, (2) PartnerRe Finance at its option advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of a Debenture Event of Default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary.

Payment and Paying Agency

     Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any Capital Trust's preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of such Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent upon 30 days' written


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

notice to PartnerRe Finance, the Administrative Trustees and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and PartnerRe Finance) to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

     The initial registrar and transfer agent for the preferred securities will be designated by PartnerRe Finance and specified in the applicable prospectus supplement. PartnerRe Finance has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

     Registration of transfers of preferred securities will be effected without charge by or on behalf of each Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

Administrative Trustees

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the respective Capital Trusts in such a way that such Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as PartnerRe Finance's indebtedness for United States federal income tax purposes. In this connection, PartnerRe Finance and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Capital Trust or each restated trust agreement, that PartnerRe Finance and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     Concurrently with any issuance by a Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. JPMorgan Chase Bank will act as indenture trustee ("Guarantee Trustee") under the preferred securities guarantees for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantees will be qualified as indentures under the Trust Indenture Act.

     The following summary sets forth the material terms and provisions of the preferred securities guarantees. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the forms of preferred securities guarantees and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantees, including the definitions of some of the terms used below. The forms of the preferred securities guarantees have been filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Reference in this summary to preferred securities means such Capital Trust's preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold each preferred securities guarantee for the benefit of the holders of the related Capital Trust's preferred securities.



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General

     We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the applicable Capital Trust) to the holders of the preferred securities of such Capital Trust, as and when due, regardless of any defense, right of setoff or counterclaim that such Capital Trust may have or assert other than the defense of payment. The following payments with respect to preferred securities, to the extent not paid by or on behalf of the applicable Capital Trust (the "Guarantee Payments"), will be subject to the related preferred securities guarantee:

     (1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that such Capital Trust has funds on hand available for payment at such time;

     (2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that such Capital Trust has funds on hand available for payment at such time; and

     (3) upon a voluntary or involuntary dissolution, winding up or liquidation of such Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent such Capital Trust has funds available for payment at such time and (b) the amount of assets of such Capital Trust remaining available for distribution to holders of preferred securities.

     Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the related Capital Trust to pay such amounts to such holders. (Section 5.1)

     Each preferred securities guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the applicable Capital Trust's payment obligations under its preferred securities, but will apply only to the extent that such Capital Trust has funds sufficient to make such payments. (Sections 1.1, 5.1) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.5)

     If PartnerRe Finance does not make interest payments on the corresponding junior subordinated debt securities held by a Capital Trust, and if we do not make such payments under the junior subordinated debt securities guarantee, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of ours (including all debt securities). See "--Status of the Preferred Securities Guarantees."

     Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

     PartnerRe will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the junior subordinated debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of


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whatever nature imposed or levied by or on behalf of Bermuda or such other jurisdiction in which any of our successors under the preferred securities guarantees may be organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, PartnerRe will, subject to certain limitations and exceptions described below, pay to the holder of any such junior subordinated debt security any such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such junior subordinated debt security and the junior subordinated indenture to be then due and payable.

     PartnerRe will not be required to pay any additional amounts for or on account of:

     (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such junior subordinated debt security, (b) presented such junior subordinated debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such junior subordinated debt security could not have been presented for payment elsewhere, or (c) presented such junior subordinated debt security for payment more than 30 days after the date on which the payment in respect of such junior subordinated debt security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such junior subordinated debt security for payment on any day within that 30-day period;

     (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such junior subordinated debt security to comply with any reasonable request by PartnerRe Finance addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

     (4)  any combination of items (1), (2) and (3).


     In addition, PartnerRe will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such junior subordinated debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such junior subordinated debt security but only to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the junior subordinated debt security.



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

     Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the applicable junior subordinated indenture and any supplemental indentures thereto and the applicable junior subordinated debt securities guarantee agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Capital Trust's obligations under its preferred securities. See "The Capital Trusts," "Description of the Trust Preferred Securities," and "Description of the Debt Securities."

Status of the Preferred Securities Guarantees

     Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Indebtedness (as defined above in "Description of Debt
Securities--Subordination of Subordinated Debt Securities Issued by PartnerRe". (Section 6.2)

     Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), and any changes to the terms of our guarantee under each preferred securities guarantee and certain of our covenants described under "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts--Certain Covenants" (which may only be amended in writing with the prior approval of each holder of such preferred securities then outstanding), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority in liquidation preference of all such then outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

Events of Default

     An event of default under a preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee. (Section 5.4)



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

     If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the related preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the applicable Capital Trust, the Guarantee Trustee or any other person or entity. (Section 5.4)

     We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the applicable preferred securities guarantee. (Section 2.4)

Termination of the Preferred Securities Guarantees

     Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of all the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of such preferred securities or (3) upon full payment of the amounts payable upon liquidation of the related Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

New York Law to Govern

     Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.5)

                   DESCRIPTION OF THE SHARE PURCHASE CONTRACTS
                          AND THE SHARE PURCHASE UNITS

     We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares at a future date or dates. The price per share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase the shares under the share purchase contracts, either:

     (1) senior debt securities or subordinated debt securities of ours or PartnerRe Finance;

     (2)  preferred shares;

     (3)  debt obligations of third parties, including U.S. Treasury securities;
          or

     (4)  preferred securities of a Capital Trust.

     The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

     The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

     (1)  the share purchase contracts;

     (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units; and

     (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

                              PLAN OF DISTRIBUTION

Distributions by PartnerRe, PartnerRe Finance and the Capital Trusts

     We, PartnerRe Finance and/or each of the Capital Trusts may sell offered securities in any one or more of the following ways from time to time:

     (1)  through agents;

     (2)  to or through underwriters;

     (3)  through dealers; or

     (4)  directly to purchasers, including our affiliates.

     The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

     o    the name or names of any underwriters, dealers or agents;

     o the purchase price of the offered securities and the proceeds to us, PartnerRe Finance and/or a Capital Trust from such sale;

     o any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     o    any delayed delivery arrangements;

     o any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

     o any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, PartnerRe Finance and/or a Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the offered securities so offered and sold.

     If offered securities are sold by means of an underwritten offering, we, PartnerRe Finance and/or a Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

     Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if they purchase any of such offered securities.

     We, PartnerRe Finance and/or a Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, PartnerRe Finance and/or a Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

     If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, PartnerRe Finance and/or a Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase offered securities may be solicited directly by us, PartnerRe Finance and/or a Capital Trust and the sale thereof may be made by us, PartnerRe Finance and/or a Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us, PartnerRe Finance and/or a Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, PartnerRe Finance and/or a Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us, PartnerRe Finance and/or a Capital Trust to indemnification by us, PartnerRe Finance and/or a Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

     If so indicated in the prospectus supplement, we, PartnerRe Finance and/or a Capital Trust will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from us, PartnerRe Finance and/or such Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, PartnerRe Finance and/or such Capital Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Disclosure in the prospectus supplement of the use by us, PartnerRe Finance and/or a Capital Trust of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

     Each series of offered securities will be a new issue and, other than the common shares and the Series A Preferred Shares, each of which are listed on the New York Stock Exchange, will have no established trading market. We, PartnerRe Finance and/or a Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, PartnerRe Finance and/or such Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

     Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including PartnerRe Finance) in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Ms. Christine Patton, General Counsel of PartnerRe. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, June 30 and September 30, 2001 and 2000, which is incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2001 and 2000, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Section 7 and 11 of the Act.


                     ENFORCEMENT OF CIVIL LIABILITIES UNDER
                      UNITED STATES FEDERAL SECURITIES LAWS

     We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws.

     The United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Also, there is doubt as to whether the courts of Bermuda would enforce
(1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee ............      $  143,400
Listing Fees ...................................................          50,000
Trustee's fees and expenses ....................................          15,000
Printing and engraving expenses ................................          75,000
Accounting fees and expenses ...................................         100,000
Legal fees and expenses ........................................         300,000
Blue Sky fees and expenses .....................................          20,000
Miscellaneous ..................................................         296,600
                                                                      ----------
       Total ...................................................      $1,000,000
                                                                      ==========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     PartnerRe
     ---------

     Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

     We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Act, except where such liability arises from fraud, dishonesty, willful negligence or default.

     We have entered into employment agreements with certain of our executive officers which each contain provisions pursuant to which we have agreed to indemnify the executive as required by the Bye-Laws and maintain customary insurance policies providing for indemnification.

     We have purchased insurance on behalf of our directors and officers for liabilities arising out of their capacities as such.

     PartnerRe Finance
     -----------------

     Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

     The certificate of incorporation of PartnerRe Finance provides for indemnification of its directors against, and absolution of, liability to PartnerRe Finance and its stockholders to the fullest extent permitted by the DGCL. PartnerRe has purchased insurance on behalf of the directors and officers of PartnerRe Finance arising out of their capacities as such.

     The Capital Trusts
     ------------------

     Each restated trust agreement provides that PartnerRe Finance, as depositor, will indemnify each of the Trustees and their agents, officers, directors and employees or any predecessor Trustee for, and to hold them harmless against, any loss, damage, claims, liability, penalty or expense incurred without bad faith, negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of such restated trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16. EXHIBITS.

                                  EXHIBIT INDEX

Exhibit
Number                                   Description
------                                   -----------
*1.1 Form of Underwriting Agreement relating to common shares, preferred shares, depositary shares, debt securities and warrants of PartnerRe

*1.2 Form of Underwriting Agreement relating to debt securities issued by PartnerRe Finance

*1.3 Form of Underwriting Agreement relating to preferred securities issued by a Capital Trust

*1.4        Form of Underwriting Agreement relating to share purchase contracts

*1.5        Form of Underwriting Agreement relating to share purchase units

4.1 Amended Memorandum of Association of PartnerRe (incorporated by reference to the Registration Statement on Form F-3 of PartnerRe (Registration No. 333-7094) as filed with the Commission on June 20,
            1997)

4.2 Amended and Restated Bye-Laws of PartnerRe (incorporated by reference to the Registration Statement on Form F-3 of PartnerRe (Registration No. 333-7094) as filed with the Commission on June 20,
            1997)

4.3 Specimen Common Share Certificate (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 26, 1997)

4.4 Certificate of Designation, Preferences and Rights of 8% Series A Cumulative Preferred Shares (incorporated by reference to our Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 1997)

4.5 Specimen Share Certificate for the 8% Series A Cumulative Preferred Shares (incorporated by reference to our Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 1997)

Exhibit
Number                                   Description
------                                   -----------

4.6 Certificate of Designation, Preferences and Rights of 5.61% Series B Cumulative Redeemable Preferred Shares (incorporated by reference to our Current Report on Form 8-K, as filed with the Commission on November 28, 2001)

4.7 Specimen PEPS Unit Certificate (incorporated by reference to our Current Report on Form 8-K, as filed with the Commission on November 28, 2001)

4.8 Specimen Class A Warrant (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 30, 1999)

4.9 Specimen Class B Warrant (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 30, 1999)

4.10        Form of Senior Indenture between PartnerRe and JPMorgan Chase Bank

4.11        Form of Subordinated Indenture between PartnerRe and JPMorgan Chase
            Bank

4.12 Form of Senior Indenture between PartnerRe Finance, PartnerRe as guarantor, and JPMorgan Chase Bank

4.13 Form of Subordinated Indenture between PartnerRe Finance, PartnerRe as guarantor, and JPMorgan Chase Bank

4.14 Form of Junior Subordinated Indenture between PartnerRe Finance, PartnerRe as guarantor, and JPMorgan Chase Bank

4.15 Certificate of Trust of PartnerRe Capital Trust II, dated as of December 11, 2001 and filed with the Delaware Secretary of State on December 11, 2001

4.16 Certificate of Trust of PartnerRe Capital Trust III, dated as of December 11, 2001 and filed with the Delaware Secretary of State on December 11, 2001

4.17        Trust Agreement of PartnerRe Capital Trust II, dated as of December
            11, 2001

4.18        Trust Agreement of PartnerRe Capital Trust III, dated as of December
            11, 2001

4.19        Form of Amended and Restated Trust Agreement of Capital Trust II

4.20        Form of Amended and Restated Trust Agreement of Capital Trust III

4.21 Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Capital Trust II

4.22 Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Capital Trust III

4.23 Form of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities issued by PartnerRe Finance

Exhibit
Number                                   Description
------                                   -----------

4.24 Form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities issued by PartnerRe Finance

4.25 Form of Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities issued by PartnerRe Finance

*4.26       Form of Depositary Agreement

*4.27       Form of Standard Share Purchase Contract Provisions

4.28        Certificate of Incorporation of PartnerRe Finance

4.29        By-Laws of PartnerRe Finance

5.1 Opinion of Ms. Christine Patton, General Counsel of PartnerRe, as to the legality of the common shares, preferred shares, debt securities of PartnerRe, the debt securities guarantees and the preferred securities guarantees

5.2 Opinion of Willkie Farr & Gallagher as to the legality of the senior, subordinated and junior subordinated debt securities of PartnerRe Finance, share warrants, debt warrants, depositary shares, trust preferred securities, preferred securities guarantees and share purchase contracts

12.1        Statement Re: Computation of Ratios

15.1        Awareness Letter of Deloitte & Touche

23.1 Consent of Ms. Christine Patton, General Counsel of PartnerRe (included in Exhibit 5.1)

23.2        Consent of Willkie Farr & Gallagher (included in Exhibit 5.2)

23.3        Consent of Deloitte & Touche

25.1 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Senior Indenture of PartnerRe

25.2 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Subordinated Indenture of PartnerRe

25.3 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Senior Indenture of PartnerRe Finance

25.4 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Subordinated Indenture of PartnerRe Finance

25.5 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Junior Subordinated Indenture of PartnerRe Finance

25.6 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Property Trustee for the Amended and Restated Trust Agreement of Capital Trust II

Exhibit
Number                                   Description
------                                   -----------

25.7 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Property Trustee for the Amended and Restated Trust Agreement of Capital Trust III

25.8 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee Agreement of PartnerRe for the benefit of the holders of Preferred Securities of Capital Trust II

25.9 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee Agreement of PartnerRe for the benefit of the holders of Preferred Securities of Capital Trust III

25.10 Statement of Eligibility of the JPMorgan Chase Bank on Form T-1, as Senior Debt Securities Guarantee Trustee under the Senior Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of senior debt securities of PartnerRe Finance

25.11 Statement of Eligibility of the JPMorgan Chase Bank on Form T-1, as Subordinated Debt Securities Guarantee Trustee under the Subordinated Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of subordinated debt securities of PartnerRe Finance

25.12 Statement of Eligibility of the JPMorgan Chase Bank on Form T-1, as Junior Subordinated Debt Securities Guarantee Trustee under the Junior Subordinated Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of junior subordinated debt securities of PartnerRe Finance

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake that:

     (a) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

     (b) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, PartnerRe Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 14th day of December 2001.

                                  PARTNERRE LTD.

                                  By: /s/ Albert A. Benchimol
                                      -------------------------
                                      Albert A. Benchimol
                                      Executive Vice President and
                                      Chief Financial Officer

     Each of the undersigned directors and/or officers of PartnerRe Ltd., a company organized under the laws of Bermuda, hereby constitutes and appoints Albert A. Benchimol and Christine Patton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and deliver this registration statement on Form S-3 and any and all amendments (including post-effective amendments) hereto, and to sign any registration statement for any offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of December 2001.

           Signature                                     Title
           ---------                                     -----
   /s/ Patrick A. Thiele                President, Chief Executive Officer and
  ------------------------              Director (Principal Executive Officer)
       Patrick A. Thiele

   /s/ Albert A. Benchimol              Executive Vice President and Chief Financial Officer
  ------------------------              (Principal Financial and Accounting Officer)
    Albert A. Benchimol


   /s/ David T. McLaughlin              Chairman of the Board of Directors
  -------------------------
    David T. McLaughlin

     /s/ Robert Baylis                  Director
  -------------------------
       Robert Baylis

      /s/ Jan Holsboer                  Director
  -------------------------
       Jan Holsboer


   /s/ Sir Robert Horton                Director
  -------------------------
     Sir Robert Horton


    /s/ Walter Kielholz                 Director
  -------------------------
      Walter Kielholz


     /s/ John Rollwagen                 Director
  -------------------------
      John Rollwagen


      /s/ Lucio Stanca                  Director
  -------------------------
       Lucio Stanca


      /s/ Remy Sautter                  Director
  -------------------------
       Remy Sautter

PARTNERRE U.S. CORPORATION

  By: Scott D. Moore                    Authorized Representative in the
      ------------------------          United States
  Name: Scott D. Moore
  Title: President  and  Chief
         Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, PartnerRe Finance II Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 14th day of December 2001.

                                           PARTNERRE FINANCE II INC.

                                           By: /s/ Albert A. Benchimol
                                               ------------------------------
                                               Albert A. Benchimol
                                               Executive Vice President and
                                               Chief Financial Officer

     Each of the undersigned directors and/or officers of PartnerRe Finance II Inc., a corporation organized under the laws of Delaware, hereby constitutes and appoints Albert A. Benchimol and Christine Patton, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver this registration statement on Form S-3 and any and all amendments (including post-effective amendments) hereto, and to sign any registration statement for any offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of December 2001.

         Signature                                     Title
         ---------                                     -----
   /s/ Patrick A. Thiele           President, Chief Executive Officer and
 ------------------------          Director (Principal Executive Officer)
     Patrick A. Thiele


   /s/ Albert A. Benchimol         Executive Vice President, Chief Financial Officer and
 -------------------------         Director (Principal Financial and Accounting Officer)
    Albert A. Benchimol


    /s/ Christine Patton           Director
 -------------------------
     Christine Patton

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, PartnerRe Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 14th day of December 2001.

                                        PARTNERRE CAPITAL TRUST II

                                        By: PartnerRe Finance II Inc.,
                                              as Depositor

                                        By: /s/ Albert A. Benchimol
                                            ----------------------------
                                            Albert A. Benchimol
                                            Executive Vice President and
                                            Chief Financial Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, PartnerRe Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 14th day of December 2001.

                                PARTNERRE CAPITAL TRUST III

                                By: PartnerRe Finance II Inc., as Depositor

                                By: /s/ Albert A. Benchimol
                                    ----------------------------------
                                    Albert A. Benchimol
                                    Executive Vice President and
                                    Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                             Description
------                             -----------

*1.1 Form of Underwriting Agreement relating to common shares, preferred shares, depositary shares, debt securities and warrants of PartnerRe

*1.2 Form of Underwriting Agreement relating to debt securities issued by PartnerRe Finance

*1.3 Form of Underwriting Agreement relating to preferred securities issued by a Capital Trust

*1.4   Form of Underwriting Agreement relating to share purchase contracts

*1.5   Form of Underwriting Agreement relating to share purchase units

4.1 Amended Memorandum of Association of PartnerRe (incorporated by reference to the Registration Statement on Form F-3 of PartnerRe (Registration No. 333-7094) as filed with the Commission on June 20, 1997)

4.2 Amended and Restated Bye-Laws of PartnerRe (incorporated by reference to the Registration Statement on Form F-3 of PartnerRe (Registration No. 333-7094) as filed with the Commission on June 20, 1997)

4.3 Specimen Common Share Certificate (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 26, 1997)

4.4 Certificate of Designation, Preferences and Rights of 8% Series A Cumulative Preferred Shares (incorporated by reference to our Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 1997)

4.5 Specimen Share Certificate for the 8% Series A Cumulative Preferred Shares (incorporated by reference to our Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 1997)

4.6 Certificate of Designation, Preferences and Rights of 5.61% Series B Cumulative Redeemable Preferred Shares (incorporated by reference to our Current Report on Form 8-K, as filed with the Commission on November 28,
       2001)

4.7 Specimen PEPS Unit Certificate (incorporated by reference to our Current Report on Form 8-K, as filed with the Commission on November 28, 2001)

4.8 Specimen Class A Warrant (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 30, 1999)

4.9 Specimen Class B Warrant (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 30, 1999)

4.10   Form of Senior Indenture between PartnerRe and JPMorgan Chase Bank

Exhibit
Number                                   Description
------                                   -----------

4.11   Form of Subordinated Indenture between PartnerRe and JPMorgan Chase Bank

4.12 Form of Senior Indenture between PartnerRe Finance, PartnerRe as guarantor, and JPMorgan Chase Bank

4.13 Form of Subordinated Indenture between PartnerRe Finance, PartnerRe as guarantor, and JPMorgan Chase Bank

4.14 Form of Junior Subordinated Indenture between PartnerRe Finance, PartnerRe as guarantor, and JPMorgan Chase Bank

4.15 Certificate of Trust of PartnerRe Capital Trust II, dated as of December 11, 2001 and filed with the Delaware Secretary of State on December 11, 2001

4.16 Certificate of Trust of PartnerRe Capital Trust III, dated as of December 11, 2001 and filed with the Delaware Secretary of State on December 11, 2001

4.17   Trust Agreement of PartnerRe Capital Trust II, dated as of December 11,
       2001

4.18   Trust Agreement of PartnerRe Capital Trust III, dated as of December 11,
       2001

4.19   Form of Amended and Restated Trust Agreement of Capital Trust II

4.20   Form of Amended and Restated Trust Agreement of Capital Trust III

4.21 Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Capital Trust II

4.22 Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Capital Trust III

4.23 Form of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities issued by PartnerRe Finance

4.24 Form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities issued by PartnerRe Finance

4.25 Form of Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities issued by PartnerRe Finance

*4.26  Form of Depositary Agreement

*4.27  Form of Standard Share Purchase Contract Provisions

4.28   Certificate of Incorporation of PartnerRe Finance

4.29   By-Laws of PartnerRe Finance

5.1 Opinion of Ms. Christine Patton, General Counsel of PartnerRe, as to the legality of the common shares, preferred shares, debt securities of PartnerRe, the debt securities guarantees and the preferred securities guarantees

Exhibit
Number                                   Description
------                                   -----------

5.2 Opinion of Willkie Farr & Gallagher as to the legality of the senior, subordinated and junior subordinated debt securities of PartnerRe Finance, share warrants, debt warrants, depositary shares, trust preferred securities, preferred securities guarantees and share purchase contracts

12.1   Statement Re: Computation of Ratios

15.1   Awareness Letter of Deloitte & Touche

23.1 Consent of Ms. Christine Patton, General Counsel of PartnerRe (included in Exhibit 5.1)

23.2   Consent of Willkie Farr & Gallagher (included in Exhibit 5.2)

23.3   Consent of Deloitte & Touche

25.1 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Senior Indenture of PartnerRe

25.2 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Subordinated Indenture of PartnerRe

25.3 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Senior Indenture of PartnerRe Finance

25.4 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Subordinated Indenture of PartnerRe Finance

25.5 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Junior Subordinated Indenture of PartnerRe Finance

25.6 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Property Trustee for the Amended and Restated Trust Agreement of Capital Trust II

25.7 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Property Trustee for the Amended and Restated Trust Agreement of Capital Trust III

25.8 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee Agreement of PartnerRe for the benefit of the holders of Preferred Securities of Capital Trust II

25.9 Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee Agreement of PartnerRe for the benefit of the holders of Preferred Securities of Capital Trust III

25.10 Statement of Eligibility of the JPMorgan Chase Bank on Form T-1, as Senior Debt Securities Guarantee Trustee under the Senior Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of senior debt securities of PartnerRe Finance

25.11 Statement of Eligibility of the JPMorgan Chase Bank on Form T-1, as Subordinated Debt Securities Guarantee Trustee under the Subordinated Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of subordinated debt securities of PartnerRe Finance

Exhibit
Number                                   Description
------                                   -----------

25.12 Statement of Eligibility of the JPMorgan Chase Bank on Form T-1, as Junior Subordinated Debt Securities Guarantee Trustee under the Junior Subordinated Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of junior subordinated debt securities of PartnerRe Finance

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.